SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

|_|   Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
|X|   Definitive Information Statement

                            REGENCY AFFILIATES, INC.
                            ------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (4)   Date Filed:

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

                            REGENCY AFFILIATES, INC.
                           610 N.E. Jensen Beach Blvd.
                             Jensen Beach, FL 34957

                 NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
                  OF A MAJORITY OF THE OUTSTANDING COMMON STOCK

To Our Stockholders,

      The purpose of this letter is to inform you that we intend to amend our Restated Certificate of Incorporation, as amended, to decrease the authorized number of shares of capital stock from thirty million (30,000,000) shares to ten million (10,000,000) shares consisting of eight million (8,000,000) shares of common stock and two million (2,000,000) shares of preferred stock, as previously authorized by our Board of Directors and by written consent of our majority stockholder.

      The holder of a majority of our outstanding common stock owning approximately 60.4% of the outstanding shares of our common stock has executed a written consent in favor of the actions described above. This stockholder consent will allow us to take the proposed action approximately on or after November 17, 2003.

      The accompanying Information Statement is furnished to all stockholders of Regency Affiliates, Inc. pursuant to Section 14(c) of the Securities Exchange Act of 1934 and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect.

      WE ARE NOT ASKING YOU FOR YOUR PROXY. BECAUSE THE WRITTEN CONSENT OF THE HOLDER OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK SATISFIES THE APPLICABLE STOCKHOLDER VOTING REQUIREMENT OF THE DELAWARE GENERAL CORPORATION LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS, WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US ONE.

By Order of the Board of Directors,


/s/ Carol Zelinski                                   /s/ Laurence S. Levy
---------------------------                          ---------------------------
Carol Zelinski, Secretary                            Laurence S. Levy, President

Jensen Beach, FL
October 27, 2003

                            REGENCY AFFILIATES, INC.
                           610 N.E. Jensen Beach Blvd.
                             Jensen Beach, FL 34957
                                 (772) 334-8181

                              INFORMATION STATEMENT

      This Information Statement is being mailed on or about October 27, 2003 to the stockholders of record of Regency Affiliates, Inc. at the close of business on October 22, 2003 (the "Record Date"). This Information Statement is being sent to you for informational purposes only. No action is requested on your part.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

      This Information Statement is being furnished to you to inform you of the adoption of resolutions (the "Stockholder Resolution") by written consent by Royalty Holdings, LLC (the "Majority Stockholder"), the holder of a majority of the outstanding shares of our common stock, par value $.01 per share ("Common Stock"). The resolutions adopted by the Majority Stockholder gives us the authority to amend our Restated Certificate of Incorporation, as amended, (the "Certificate of Incorporation") to decrease the authorized number of shares of capital stock from thirty million (30,000,000) shares to ten million (10,000,000) shares consisting of eight million (8,000,000) shares of Common Stock and two million (2,000,000) shares of preferred stock, par value $.10 per share (the "Preferred Stock"). The Majority Stockholder is an affiliate of Laurence S. Levy and Neil N. Hasson, both of whom are officers and directors of the Company.

      Our Board of Directors has adopted resolutions authorizing the amendment of our Certificate of Incorporation to decrease the number of authorized shares of capital stock as described herein, and recommended that the stockholders adopt resolutions approving the same.

      The affirmative consent of the holders of a majority of the issued and outstanding shares of our Common Stock was necessary to approve the Stockholder Resolution approving the amendment described herein (the "Amendment") in the absence of a meeting of stockholders. The Majority Shareholder owns approximately 60.4% of the outstanding shares of our Common Stock. Accordingly, the requisite stockholder approval of the Stockholder Resolution was obtained by the execution of the Majority Stockholder's written consent in favor of such actions, allowing us to take the proposed actions approximately on or after November 17, 2003.

      As of the close of business on the Record Date, we had an aggregate of 3,018,412 shares of our Common Stock outstanding. Each outstanding share is entitled to one vote per share.

      This Information Statement also constitutes notice to our stockholders of corporate action by stockholders without a meeting as required by Section 228 of the Delaware General Corporation Law.

      The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
   AND MANAGEMENT............................................................3

RESOLUTION #1 DECREASE IN AUTHORIZED SHARES..................................5

      General................................................................5
      Outstanding Shares and Voting Rights...................................5
      Consent Required.......................................................5
      Purpose................................................................5

EXHIBIT A: FORM OF AMENDMENT TO RESTATED CERTIFICATE
             OF INCORPORATION..............................................A-1

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

      The following table sets forth certain information as of October 16, 2003 (except as otherwise indicated) regarding the ownership of Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each "named executive officer" (as defined in Item 402(a)(2) of Regulation S-B under the Securities Exchange Act of 1934, as amended) and (v) all current executive officers and directors of the Company as a group. Except as otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder.

                                                     Amount
                                                  Beneficially
Name and Address of Beneficial Owner                  Owned               Percent of Class
------------------------------------                  -----               ----------------
Royalty Holdings LLC and Royalty                    1,823,738                    60.4%
Management, Inc. (1)

Laurence S. Levy (1)                                1,898,738 (2)               61.37%

Neil N. Hasson (1)                                     75,000 (3)                2.42%

Errol Glasser                                           7,250 (4)         Less than 1%
280 Madison Avenue
Suite 600
New York, NY  10016

Stanley Fleishman                                       3,250 (4)         Less than 1%
98 Rye Ridge Road
Harrison, NY  10528

William R. Ponsoldt, Sr. (5)                            4,000 (6)         Less than 1%

Marc H. Baldinger (7)                                  14,439 (6)(8)      Less than 1%

All current Directors and Executive Officers        1,984,508                   62.52%
as a group

----------
(1) The address of such beneficial owner is c/o Hyde Park Holdings, 595 Madison Avenue, New York, New York 10022.

(2) Comprised of (i) the shares that are beneficially owned by Royalty Management, Inc., of which Mr. Levy is the President, sole director and sole stockholder and (ii) 75,000 shares underlying currently exercisable options granted to Mr. Levy under the Company's 2003 Stock Incentive Plan, as amended.

(3) Comprised of 75,000 shares of Common Stock underlying options currently exercisable granted to Mr. Hasson under the Company's 2003 Stock Incentive Plan, as amended.

(4) Includes 2,500 shares of Common Stock underlying currently exercisable options issued to such individual under the Company's 2003 Stock Incentive Plan, as amended.

(5)   The address of such beneficial owner is P.O. Box 2998, Stuart, Florida
      34995.

(6) Includes 4,000 shares of Common Stock underlying stock options issued to such individuals when they were directors of the Company, in accordance with a director compensation program.

(7) The address of such beneficial owner is 850 Lighthouse Drive, Palm City, Florida 34990.

(8) Includes 5,000 shares of Common Stock underlying currently exercisable options granted to Mr. Baldinger under the Company's 2003 Stock Incentive Plan, as amended.

      On October 16, 2002, the Company redeemed all the shares of Common Stock owned by Statesman Group, Inc. ("Statesman"), a former shareholder of the Company. The Company funded the redemption from the proceeds of an aggregate of $4,750,000 borrowed from Royalty Holdings LLC, in exchange for two notes - a $3,500,000 5% Convertible Promissory Note due October 16, 2012 and a $1,250,000 9% Promissory Note due October 16, 2007. Both notes allowed interest to accrue without current payment. The principal and interest under the Convertible Promissory Note could be converted into Common Stock at a conversion rate of $2.00 per shares.

      In connection with the redemption, effective October 28, 2002, each of the Company's former directors resigned and the four current directors were appointed to serve as the successor members of the Board of Directors. In addition, simultaneously with the redemption, all of the officers of Regency resigned and were replaced by designees of the Royalty Holdings. In connection with the redemption, the Company also entered into certain additional agreements with Statesman and William R. Ponsoldt, Sr., the Company's former President and Chief Executive Officer. More information regarding the transaction described above can be found in the Company's Current Report on Form 8-K filed on October 18, 2002.

      On November 7, 2002, Royalty Holdings converted $1,495,902 of the principal amount of the Convertible Note plus accrued interest into 750,000 shares of Common Stock and on July 3, 2003, Royalty converted the remaining $2,004,098 outstanding principal amount of the Convertible Note plus accrued interest into 1,037,738 shares of the Company's Common Stock. On July 3, 2003, the Company also repaid the full $1,250,000 principal amount of, and all accrued and unpaid interest under, the 9% Promissory Note.

                                  RESOLUTION #1

                          DECREASE IN AUTHORIZED SHARES

      Article Fourth of our Certificate of Incorporation currently authorizes us to issue up to 30,000,000 shares of capital stock consisting of 25,000,000 shares of our Common Stock and 5,000,000 shares of Preferred Stock. As of the Record Date there were 3,018,412 shares of our Common Stock and 605,291 shares of Preferred Stock outstanding. The Amendment attached hereto as Exhibit A, will decrease the number of authorized shares of our Common Stock by 17,000,000 shares to an aggregate number of authorized shares of our Common Stock of 8,000,000 shares. The number of authorized shares of Preferred Stock will be decreased from 5,000,000 shares to 2,000,000 shares.

OUTSTANDING SHARES AND VOTING RIGHTS

      As of the Record Date we had 3,018,412 shares of Common Stock issued and outstanding, held by approximately 2,393 stockholders of record. These are the securities that would have been entitled to vote if a meeting was required to be held. Each share of our Common Stock is entitled to one (1) vote. The Majority Stockholder has consented to the Amendment.

CONSENT REQUIRED

      Approval of the Amendment required the consent of the holders of a majority of the outstanding shares of our Common Stock, as of the Record Date. The Majority Stockholder, who owned approximately 60.4% of the outstanding shares of our Common Stock as of the Record Date, has given its consent to the Amendment and accordingly, the requisite stockholder approval of the Amendment was obtained by the execution of the Majority Stockholder's written consent in favor of the Amendment.

PURPOSE

      The purpose of the Amendment is to reduce the amount of annual franchise taxes that the Company will be required to pay pursuant to Section 503 of the Delaware Corporation Law.

      Under Delaware law, the Company's annual franchise tax is computed by: (i) diving the total number of issued shares of all classes reported on the Company's annual report into the total gross assets listed on the Company's annual report, and (ii) multiplying the number of authorized shares by the quotient obtained in (i) above. The result of (i) and (ii) above yield the "assumed par value capital", and the Company's annual franchise tax is computed at the rate of $200 per million dollars of assumed par value capital.

      The 20,000,000 share reduction in our authorized capital is expected to significantly reduce the Company's annual franchise tax obligation beginning in 2004.

By Order of the Board of Directors,


/s/ Carol Zelinski                                   /s/  Laurence S. Levy
---------------------------                          ---------------------------
Carol Zelinski, Secretary                            Laurence S. Levy, President

Jensen Beach, FL
October 27, 2003

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                       OF

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             REGENCY AFFLIATES, INC.

    Under Section 242 of the General Corporation Law of the State of Delaware

           ---------------------------------------------------------

            Regency Affiliates, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                  DOES HEREBY CERTIFY THAT:

            FIRST: The name of the Corporation is REGENCY AFFILIATES, INC. (the "Corporation")

            SECOND: The Board of Directors of the Corporation, by the unanimous written consent of all members thereof in lieu of a meeting, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted a resolution setting forth the proposed amendment to the Restated Certificate of Incorporation of the Corporation, as amended to date (the "Certificate"), declaring said amendment to be advisable and calling for the submission of said amendment to the stockholders of the Corporation for written consent without a meeting, pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, and stating that such amendment will be effective only after written consent thereto by the stockholders of the Corporation pursuant such
Section 228(a).

            THIRD: Thereafter, pursuant to a resolution of the Board of Directors of the Corporation, said amendment was submitted to the stockholders of the Corporation, and a majority of such holders, by written consent taken without a meeting in accordance with Section 228(a) of the General Corporation Law of the State of Delaware, gave their written consent and agreed to the adoption of the following resolution to amend the Certificate:

      RESOLVED, that Article FOURTH of the Certificate be amended by deleting said Article FOURTH in its entirety and inserting the following Article FOURTH in its place and said amendment is hereby authorized, adopted and approved in all respects:

            "FOURTH. The corporation shall be authorized to issue two classes of stock to be designated respectively "Common" and "Preferred"; the total number of shares which the corporation shall have authority to issue shall be ten million (10,000,000); the total number of shares of Common Stock shall be eight million (8,000,000) and the par value of each share of Common Stock shall be One Cent ($.01) (the "Common Stock"); and the total number of shares of Preferred Stock shall be two million (2,000,000) and the par value of each share of Preferred Stock shall be Ten Cents ($.10) (the "Preferred Stock").

                  The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly vested with authority to fix by resolution or resolutions the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the voting powers, if any, the dividend rate, conversion rights, redemption price, or liquidation preference, of any series of Preferred Stock, and to fix the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. The number of authorized shares of any class or classes of stock may be decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote."

            FOURTH: This said amendment was duly adopted in accordance with provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalty of perjury, this ____ day of November, 2003.

                                                Regency Affiliates, Inc.


                                                By:
                                                    ----------------------------
                                                Name:  Laurence S. Levy
                                                Title: President